Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Spero Therapeutics, Inc. of our report dated August 25, 2017, except for the effects of the reverse stock split discussed in Note 17 to the consolidated financial statements, as to which the date is October 23, 2017, relating to the financial statements, which appears in Spero Therapeutics, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-220858).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 14, 2017